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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-3 (File No. 333-00674) of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 27, 1997, on our audits of the financial statements of SI Diamond Technology, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L. L. P.

Austin, Texas
April 8, 1997